EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), is entered into this 6th day of May, 2013, by and among Aura Systems, Inc., a Delaware corporation as issuer (the “Company”), and each investor listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

WHEREAS, the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by SEC under the Securities Act; and

WHEREAS, the Company has authorized the issuance of senior secured convertible promissory notes in the aggregate original principal amount of $4,000,000, in the form attached hereto as Exhibit 1 (the “Notes”), which Notes shall be convertible into shares of Common Stock (as converted, collectively, the “Conversion Shares”), in accordance with the terms of such Notes; and

WHEREAS, each Buyer, severally and not jointly wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate original principal amount of the Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii) a warrant to initially acquire up to the aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, in the form attached hereto as Exhibit 2 (the “Warrants”) (as exercised, collectively, the “Warrant Shares”); and

WHEREAS, the Company has agreed to grant in favor of the Collateral Agent, as secured party, for the benefit of all of the Buyers a first priority perfected security interest in certain assets of the Company as evidenced by a security agreement in the form attached hereto as Exhibit 3 (the “Security Agreement”), to secure the payment and performance of all of the Company’s Obligations, including the Company’s obligation to repay the Notes in full.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	DEFINITIONS.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Applicable Laws” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all common law duties, (ii) Consents of any Governmental Authority and (iii) orders, writs, decisions, rulings, judgments or decrees of any Governmental Authority binding upon, or applicable to, the Company or Buyer, as the case may be.

“Bankruptcy Laws” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) or any other federal or state law relating to bankruptcy, insolvency or reorganization or for the relief of debtors, in each case as amended from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California, are authorized or required by law to close.

“Change in Control” means the occurrence of one or more of the following events:

(i)       any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than a Buyer) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the 1934 Act (provided that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of fifty percent (50.0%) or more of the outstanding securities of the Company; or

(ii)       any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all of the assets or business of the Company to any Person other than the Company; or

(iii)       the Company is acquired by, or merges, consolidates or amalgamates with or into, any other Person; or

(v)       the board of directors or the stockholders of the Company shall have approved any plan of liquidation, dissolution or bankruptcy of the Company (other than a plan of liquidation or dissolution of the Company which provides that the assets of the Company are to be distributed to stakeholders of the Company.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company’s board of directors and the holder of the Note or Warrant, as appropriate, provided however, that if the Company and the holder are unable to mutually agree upon such Fair Market Value, then the Company shall cause, at its expense, the Independent, Accountant to perform the necessary determinations or calculations (as the case may be) and notify the Company and the Holder of the results within ten (10) Business Days. Such Independent Accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

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“Collateral” means the “Collateral” under the Collateral Documents, however defined.

“Collateral Agency Agreement” means the Collateral Agency Agreement of even date herewith by and among the Buyers, the Collateral Agent named therein and the Company.

“Collateral Agent” means National Securities Corporation, a Washington corporation, as collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, the Collateral Agency Agreement, UCC financing statements and any and all other agreements, instruments and documents executed or delivered from time to time in connection herewith or therewith to secure the Obligations under this Agreement, the Note or any other Transaction Document, in each case as amended from time to time.

“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Consents” means all consents, approvals, authorizations, waivers, permits, grants, franchises, licenses, findings of suitability, exemptions or orders of, or any registrations, certificates, qualifications, declarations or filings with, or any notices to, any Governmental Authority or other Person.

“Default” means any event or condition which, with the giving of notice or the lapse of time or both, would become an Event of Default.

“Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market the OTC Bulletin Board, or OTCQX.

“Environmental Laws” means all Applicable Laws relating to Hazardous Materials or the protection of human health or safety or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Fundamental Transaction” means (i) that the Company shall, directly or indirectly, in one or more related transactions (1) effect any merger or consolidation of the Company with or into another Person, (2) effect any sale of all or substantially all of its assets in one or a series of related transactions, (3) complete any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) effect any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% or more of the aggregate voting power represented by issued and outstanding Voting Stock of the Company

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“GAAP” means U.S. generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date in question, applied on a basis consistent with prior periods.

“Governmental Authority” means any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the SEC and any court, tribunal or arbitrator(s) of competent jurisdiction, and any other stock exchange or self-regulatory organization, including the OTC Bulletin Board, OTC Markets Inc. and the Pink OTC Markets, Inc.

“Hazardous Materials” means any substance (i) which is regulated or governed under any Environmental Laws; (ii) that is defined or becomes defined as a “hazardous waste” or “hazardous substance” under any Environmental Laws; (iii) that is otherwise, to the extent not included in clause (i) or (ii) above, toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic or mutagenic; or (iv) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

“Indebtedness” means, with respect to any Person and without duplication, (i) any indebtedness, liabilities or other obligations, contingent or otherwise, for borrowed money (whether in the form of a term loan, revolving line of credit, credit extension or otherwise); (ii) all obligations evidenced by any bonds, notes, debentures or similar instruments; (iii) all obligations to pay the deferred purchase or acquisition price of property or services (other than obligations to trade creditors incurred in the ordinary course of business that are not past due by more than ninety (90) days); (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights or remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all capitalized lease obligations; (vi) all obligations of others secured by a Lien to which any property or assets owned by such Person is subject, whether or not the obligations secured thereby have been assumed by such Person; (vii) all reimbursement and other obligations in respect of any letters of credit, bankers’ acceptances, bank guaranties, surety bonds (whether payment, performance or otherwise) and similar instruments, whether or not matured, issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, and (ix) all other obligations which are required to be classified as long-term liabilities on the balance sheet of such Person under GAAP. The Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

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“Independent Accountant” shall mean an impartial nationally recognized firm of independent certified public accountants mutually acceptable to the Company and the Buyer, such approval not to be unreasonable withheld.

“Lien” means any lien (statutory or other), pledge, mortgage, deed of trust, assignment, deposit arrangement, priority, security interest, or other charge or encumbrance or other preferential arrangement of any kind or nature whatsoever (including the interest of a lessor under a capitalized lease having substantially the same economic effect), any conditional sale or other title retention agreement, any lease in the nature thereof and the filing or existence of any financing statement or other similar form of notice under the laws of any jurisdiction or any security agreement authorizing any Person to file such a financing statement, whether arising by contract, operation of law, or otherwise.

“Material Adverse Effect” means any event, matter, condition or circumstance which (a) has or could reasonably be expected to have a material adverse effect on or material adverse change in, as the case may be, the business, assets, condition (financial or otherwise), results of operations, properties (whether real, personal or otherwise), profitability or prospects of the Company; (b) could materially impair the ability of the Company to perform or observe its obligations under this Agreement, the Note or any other Transaction Document to which it is a party; (c) could materially impair the rights, powers or remedies of the Buyers under this Agreement, the Note or any other Transaction Document; (d) materially adversely affects the legality, binding affect, validity or enforceability of this Agreement, the Note or any other Transaction Document; or (e) materially adversely affects the validity, attachment, perfection, priority or enforcement of any Liens granted to the Buyers.

“Obligations” means any and all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations (monetary and non-monetary) of the Company, or of any other Person for or on behalf of the Company, owing to the Buyers, of whatever nature, character or description, the payment and performance of which is provided for, arises under, related to or is in connection with this Agreement, the Note or any other Transaction Document, whether for principal, interest, premiums, fees, costs, expenses (including attorneys’ fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

“Organizational Documents” means, collectively, with respect to any Person that is an entity, the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, bylaws, limited liability company agreement, operating agreement, partnership agreement and similar organizational documents of such Person, as applicable.

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“Permitted Indebtedness” means (i) total Indebtedness of the Company (other than as expressly specified in, and permitted by, clauses (ii) and (iii) below) not to exceed $600,000 in the aggregate principal outstanding at any time, provided, however, such Indebtedness shall be made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes; (ii) Indebtedness of the Company existing on the Closing Date and (iii) Indebtedness evidenced by the Notes.

“Permitted Liens” means (i) Lien(s) in favor of the Buyers and any Lien constituting a renewal, extension or replacement thereof; (ii) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iii) any Lien created by operation of law, such as materialmen’s Liens, mechanics’ Liens and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and any Lien constituting a renewal, extension or replacement thereof; (v) pledges or deposits by the Company under worker’s compensation laws, unemployment insurance laws or similar legislation; and (vi) existing Liens described on Schedule 4.14 to the Disclosure Letter securing Indebtedness or other obligations identified on such Schedule, other than Liens required by the Buyers to be terminated on or prior to the Closing and any Lien constituting a renewal, extension or replacement thereof.

“Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Principal Market” means the Eligible Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

“Purchase Price” means the aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer in the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

“Real Property” means any real property or facility currently or formerly owned, operated, leased or occupied by the Company.

“Registrable Securities” means (a) any shares of Common Stock issued or issuable upon conversion of the Notes or exercise of the Warrants owned by the Buyers at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

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“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Release” means any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

“Required Buyers” means Buyers holding or having the right to acquire at least seventy-five percent (75%) of the Conversion Shares and the Warrant Shares on a fully-diluted basis at the time any action of the Buyers is required.

“Restricted Payment” means, with respect to any Person, any one or more of the following: (i) any declaration or payment of any dividend or other distribution (whether in cash, securities or other property), or redemption or purchase, on account of or with respect to any securities of the Company now or hereafter outstanding (including a return of capital); (ii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase or other acquisition for value, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness, whether now existing or hereafter entered into, that expressly provides that such Indebtedness is subordinate in right of payment or rights upon liquidation to any other Indebtedness; (iii) any prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase or other acquisition for value, retirement, defeasance, sinking fund or similar payment with respect to, any other Indebtedness of the Company, except for payments or redemptions of the Obligations; and (iv) any payment, loan, loan repayment, contribution or other transfer of funds or other property to any direct or indirect holder of securities in the Company (other than payment of the Obligations).

“SEC” means the Securities and Exchange Commission, or any successor agency.

“Securities” means collectively the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.12.

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“Subordination Agreement” means the Subordination and Intercreditor Agreement of even date herewith by and among the subordinator creditors named therein, Buyers, and the Company

“Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

“Tax” or “Taxes” means all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax-sharing agreement or any other contract.

“Trading Day” means any Business Day on which the Common Stock is traded on the Principal Market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such Principal Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such Principal Market (or if such Principal Market does not designate in advance the closing time of trading on such Principal Market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

“Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Collateral Documents, the Subordiantion Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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2.	PURCHASE AND SALE OF SECURITIES; CLOSING.

2.1.      Notes and Warrants. The Company has authorized the issuance and sale to the Buyers, pursuant to the terms of this Agreement, of Notes in the aggregate original principal amount of $4,000,000 together with Warrants, which upon issuance will represent the right to purchase shares of the Company’s Common Stock at an exercise price per share of $0.75, subject to certain adjustment as set forth therein, for a period of eighty-four months. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date, a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers along with Warrants to initially acquire up to the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

2.2.       Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyers under this Agreement shall occur at 10:00 a.m., California time, at the offices of the Company’s corporate counsel, the Law Offices of Tamara M. Kurtzman, P.C., 8383 Wilshire Blvd., Suite 919, Beverly Hills, California 90211 on the first (1st) Business Day on which the last of all of the conditions precedent set forth in Sections 7 and 8 below are satisfied or waived or such other Business Day as may be mutually agreed upon by the Company and each Buyer (such date being referred to as the (“Closing Date”)).

2.3.       Payment of Purchase Price; Delivery of Notes and Warrants. At the Closing: (i) each Buyer shall: (1) by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, pay its respective Purchase Price to the Company for the respective Note and the Warrants to be issued and sold to such Buyer pursuant to this Agreement, and (2) duly execute this Agreement and each of the other Transaction Documents to which it is a party and deliver the same to the Company; and (ii) the Company shall deliver to each Buyer (A) a Note (in such amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) and (B) a Warrant pursuant to which such Buyer shall have the right to initially acquire up to the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, in all cases, duly executed on behalf of the Company.

3.	BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company with respect to only itself that:

3.1.      Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

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3.2.       No Public Sale or Distribution. Such Buyer understands that: (i) the Securities are being offered and sold to such Buyer in reliance upon specific exemptions from the registration requirements of federal and state securities laws; (ii) such exemption depends, in part, on the accuracy and truthfulness of the representations of such Buyer made in this Agreement and the other Transaction Documents and (iii) the Company is relying upon the truth and accuracy of such representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and therein. All information which has been furnished to the Company with respect to such Buyer’s financial position and business experience is correct and complete as of the date hereof. Such Buyer (a) is acquiring its Note and Warrants, (b) upon conversion of its Note will acquire the Conversion Shares issuable upon conversion thereof, and (c) upon exercise of its Warrants will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Buyer has no present or contemplated agreement, arrangement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. Such Buyer was not formed for the purpose of purchasing the Securities.

3.3.       Accredited Investor Status; Independent Investigation. Such Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act and is not (i) an officer or director of the Company, (ii) an “affiliate” (as defined in Rule 144 of the Securities Act) of the Company or (iii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act) of the Company. Such Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby. By reason of its business and financial experience, such Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests, and is able to bear the economic risk of such investment (including the complete loss thereof). Such Buyer has conducted its own investigation of the Company and to the extent deemed necessary or advisable by such Buyer, has retained and relied upon qualified professional advice regarding the investment, tax and legal merits and consequences of this Agreement and an investment in the Securities. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and with all materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

3.4.       No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of any investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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3.5.       Restricted Securities. Such Buyer understands that the Securities being acquired hereunder are characterized as “restricted securities” under the federal and state securities or “blue sky” laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act and applicable state securities or “blue sky” laws only in certain limited circumstances. Such Buyer is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws, pursuant to which the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration. Such Buyer further understands that the Securities have not been registered under the Securities Act or any state securities laws and that neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6.       Validity; Enforcement. The performance of this Agreement and of each of the Transaction Documents to which such Buyer is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Buyer and this Agreement and of each of the Transaction Documents to which such Buyer is a party has been duly and validly authorized, executed and delivered on behalf of such Buyer. At the Closing, this Agreement and each Transaction Document to which such Buyer is a party will be a legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

3.7.       No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and each of the Transactional Documents to which it is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby, do not violate and will not result in or cause (upon the giving of notice or the passage of time or both) a default or violation under (i) the Organizational Documents of such Buyer, (ii) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) any Applicable Law applicable to such Buyer.

3.8.       Consents. The execution and delivery by such Buyer of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by such Buyer of the transactions contemplated hereby, do not and will not require the Consent of any Governmental Authority or any other Person, other than Consents that have already been obtained or made.

3.9.       Brokers. Such Buyer has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Transaction Document or any of the transactions contemplated hereby or thereby.

3.10.       No Solicitation. No Securities were offered or sold to such Buyer by means of any form of general solicitation or general advertising, and in connection therewith such Buyer has not (i) received or reviewed any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available, or (ii) attended any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

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4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the following representations and warranties, the Company has delivered to each Buyer disclosure schedules comprising schedules corresponding to the section numbers of the following representations and warranties. The Company hereby represents and warrants to each Buyer that:

4.1.        Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no subsidiaries.

4.2.       Authorization; Enforcement; Validity. The Company has the requisite power and authority to execute, deliver, carry out and perform its obligations under this Agreement and each other Transaction Document to which it is a party, including, the power and authority to issue, sell and deliver the Securities to be issued and sold by it hereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its boards of directors or its stockholders. This Agreement has been duly executed and delivered by the Company and, at the Closing, each of the Securities and the Transaction Documents to which the Company is a party and which is delivered as of that date will be duly executed and delivered by the Company. At the Closing, this Agreement and each Transaction Document will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such law.

4.3.       Issuance of Securities. The issuance of the Notes and the Warrants is duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company has reserved from its duly authorized capital stock not less than 110% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the Conversion Price (as defined in the Notes) in effect on the date hereof and without taking into account any limitations on the conversion of the Notes set forth therein) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants.

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4.4.       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby does not and will not (upon the giving of notice or the passage of time or both): (i) result in a violation of the Company’s Organizational Documents, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) result in a violation of any Applicable Law applicable to the Company or by which any property or asset of the Company is bound or affected except to the extent such violations or conflict could not reasonably be expected to have a Material Adverse Effect.

4.5.       Consents. The Company is not required to obtain any Consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Form D and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future..

4.6.       No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities. Except for National Securities Corporation (the “Placement Agent”) (the fees and expenses of which will be borne solely by the Company), the Company has not paid nor is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary, in connection with this Agreement or any other Transaction Documents or any of the transactions contemplated hereby or thereby.

4.7.       No Integrated Offering. None of the Company, or any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. Neither the Company nor any Person acting on its behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

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4.8.       Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4.9.       Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

4.10.       SEC Documents; Financial Statements. Since February 28, 2012, the Company has filed when due (including any applicable extensions) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. Except to the extent that any SEC Document has been revised or superseded by a later-filed SEC Document, as of their respective dates: (i) the SEC Documents complied in all material respects with the requirements of the Securities Act or 1934 Act, as the case may be; (ii) none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

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4.11.       Absence of Certain Changes. Except as set forth on Schedule 4.11 attached to the Disclosure Letter, since February 28, 2012, there has not been: (i) any material adverse change in the business, assets, liabilities, operations, or condition (financial or otherwise) or of the Company; (ii) any material damage or destruction to, or loss of, or sale of, any material asset of the Company, outside of the ordinary course of business; (iii) any declaration or payment of any dividend or other distribution of assets of the Company to its stockholders, or the adoption or consideration of any plan or arrangement with respect thereto; or (iv) any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

4.12.       Conduct of Business; Regulatory Permits. The Company is not in violation of (a) any term of or in default under its Organizational Documents or (b) any Applicable Laws. Since February 28, 2012, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.13.       Transactions With Affiliates. Except as set forth in the SEC Documents or in Schedule 4.13 attached to the Disclosure Letter, none of the officers, directors, employees or “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company is presently a party to any agreement, transaction, financial or other arrangement, obligation or commitment with the Company other than for the payment of employment compensation in the ordinary course of business or other ordinary course services. The Company has not loaned or advanced funds to any officer, director, employee or stockholder of the Company.

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4.14.       Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of 150,000,000 shares of Common Stock, of which, 84,331,848 shares are issued and outstanding and 44,974,623 shares are reserved for issuance (other than for the Notes and the Warrants) pursuant to Convertible Securities (as defined in the Note). All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. As of the date hereof, 29,464,039 shares of the Company’s issued and outstanding Common Stock are owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company. Except as set forth in the SEC Documents or in Schedule 4.14 attached to the Disclosure Letter: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the piggy-back registration rights set forth herein); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company does not have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Organizational Documents, as amended and as in effect on the date hereof.

4.15.       Indebtedness and Other Contracts. The Company (i) except as set forth in the SEC Documents or in Schedule 4.15 attached to the Disclosure Letter, does not have any outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, and (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.

4.16.       Absence of Litigation. Except as set forth in the SEC Documents or in Schedule 4.16 attached to the Disclosure Letter, there is no action, suit, proceeding, inquiry or investigation before or by any court or Governmental Authority pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s officers or directors. There is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting the Company or any officer, or director thereof, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the business of the Company. The Company is not in default under any order, judgment, decree, injunction or ruling of any Governmental Authority, nor is the Company subject to or a party to any order, judgment, decree or ruling arising out of any action, suit, arbitration or other proceeding under any Applicable Laws, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

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4.17.       Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized national standing insuring the properties and business of the Company against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

4.18.       Employee Relations. The Company is not a party to any collective bargaining agreement, there is no unfair labor practice or labor arbitration proceeding pending or, to the best knowledge of the Company, threatened, with respect to the Company, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of the Company. The completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any officer, director, or employee of the Company. Except as set forth in the SEC Documents or in Schedule 4.18 attached the Disclosure Letter, the Company does not maintain or contribute to, and does not have any outstanding liability to or in respect of or obligation under, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Except as set forth in the SEC Documents or in Schedule 4.18 attached to the Disclosure Letter, to the best of the knowledge of the Company, no employee of the Company has made any threat, or otherwise revealed any intent, to terminate said employee’s relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is in compliance with all federal, state, and local laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.19.       Title. The Company holds good title to all real property owned by the Company and all leases in real property, or other interests in real property owned or held by the Company (collectively the “Real Property”) are legal, valid, binding and enforceable against the parties thereto with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest to any Real Property and, except as set forth in Schedule 4.19 attached to the Disclosure Letter, no party to any lease of Real Property is in breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder. The Company has good and merchantable title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company in connection with the conduct of its business in each case free and clear of any and all Liens other than the Permitted Liens, and there are no facts, circumstances or conditions known to the Company that may result in any other Liens imposed on any properties (whether real or otherwise) of the Company.

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4.20.       Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its businesses as now conducted and as presently proposed to be conducted. The Company has no knowledge of any infringement by the Company of Intellectual Property Rights of any other Person. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, threatened against the Company, regarding Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

4.21.       Environmental Matters. The Company has not ever caused or permitted any Hazardous Materials to be disposed of on or under any Real Property, and no Real Property has ever been used (by the Company or, to the best knowledge of the Company, by any other Person) as a disposal site or storage site for any Hazardous Materials. The Company has been issued and is in compliance with all material operating licenses relating to environmental matters and necessary or desirable for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Materials waste storage, treatment and disposal required in connection with the operation of its businesses. All Hazardous Materials used or generated by the Company or any business merged into or otherwise acquired by the Company has been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all Environmental Laws. The Company has no liabilities with respect to Hazardous Materials, and to the best knowledge of the Company, no facts or circumstances exist which could give rise to liabilities with respect to the violation (whether by the Company or any other Person) of any Environmental Laws.

4.22.       Tax Status. Except as set forth in the SEC Documents or in Schedule 4.22 attached to the Disclosure Letter, the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject within the required time periods therefor, (ii) has paid all Taxes that are material in amount, shown or determined to be due prior to the date hereof, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company by the taxing authority of any jurisdiction. There is no pending or, to the best knowledge of the Company, threatened audit or investigation of the Company by any Governmental Authority relating to any Taxes or assessments, or any claims for additional Taxes or assessments and there are no actions, suits, proceedings or claims now pending by or against the Company in respect of any Taxes or assessments. The Company is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

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4.23.       Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

4.24.       Internal Accounting and Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

4.25.       Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.26.       Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Buyers have been asked by the Company to agree, nor has any Buyer agreed with the Company, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of Conversion Shares or Warrant Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

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4.27.       Manipulation of Price. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.28.       Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.29.       Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

4.30.       No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.31.       No Illegal or Unauthorized Payments; No Political Contributions. Neither the Company nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

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4.32.       Ranking of Notes and Collateral Security. Except as set forth in Schedule 4.32 attached to the Disclosure Letter, no Indebtedness of the Company, will, at the Closing, be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise. There are no agreements, indentures, instruments or other documents to which the Company is a party or by which it or they may be bound that requires the subordination in right of payment or rights upon liquidation of any Indebtedness under the Note or any other Obligations to the repayment of any other existing or future Indebtedness of the Company. The Liens granted in favor of the Buyers under the Collateral Documents constitute valid, enforceable and continuing first priority security interests and Liens in, on and to the Collateral and secure the payment and performance in full of all Obligations, including all Indebtedness under the Note.

4.33.       Disclosure. After due inquiry of the directors and officers of the Company, no representation, warranty, statement or information (whether regarding the Company or otherwise) made or furnished to the Buyers by or on behalf of the Company or its representatives and agents, whether written or oral, whether included in any materials or documents furnished to the Buyers prior to the date hereof or included in this Agreement or any Transaction Document or in any Exhibit or Schedule, is untrue with respect to any material fact or omits to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.

5.	COVENANTS.

5.1.       Reporting Status. Until latter of (i) such date as the Buyers have sold all Conversion Shares and Warrant Shares issued to the Buyers or (ii) the Notes and Warrants no longer remain outstanding, the Company shall timely file with the SEC all Company SEC Documents as are specified in the Securities Act or the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. Each Company SEC Document to be filed by the Company, when filed with the SEC, will comply with all applicable requirements of the Securities Act or the 1934 Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company to be included in each Company SEC Document to be filed by the Company will comply as to form, as of the date of its filing with the SEC, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) and will fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, which will not be material, consistent with past practices and consistently applied

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5.2.       Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes. So long as any portion of the Notes shall remain unpaid or outstanding, the Company shall not, directly or indirectly, make any Restricted Payment except as expressly set forth on Schedule 5.2 attached to the Disclosure Letter.

5.3.       Conduct of Business. The business of the Company shall not be conducted in violation of any Applicable Law, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. So long as the Notes remain outstanding, the Company shall not engage in any material line of business substantially different from those lines of business conducted by the Company on the Closing Date or any business substantially related or incidental thereto.

5.4.       Fundamental Transactions. So long as the Notes remain outstanding, the Company shall not enter into or be party to any Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under the Notes and the other Transaction Documents in accordance with the provisions of this Section 5.4 pursuant to written agreements, reasonably acceptable to the Required Buyers, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 5.4 shall apply similarly and equally to successive Fundamental Transactions occurring during the period in which this Note remains outstanding. So long as this Note remains outstanding, the Company shall, no later than ten (10) Business Days prior to the consummation of a Fundamental Transaction (but not prior to the public announcement of such Fundamental Transaction) deliver written notice thereof via facsimile and overnight courier to the Holder.

5.5.       Restriction on Transfer of Assets. The Company shall not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company that, in the aggregate, do not have a fair market value in excess of $75,000 in any twelve (12) month period and (ii) sales of inventory in the ordinary course of business.

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5.6.       No Liens. The Company shall not, directly or indirectly, allow or suffer to exist any Liens upon or in any property or assets (other than the Excluded Assets as defined in the Security Agreement) other than Permitted Liens.

5.7.       Corporate Existence. So long as any portion of the Notes shall remain unpaid or outstanding, the Company shall at all times do or cause to be done all things necessary to (a) maintain and preserve its legal existence and its rights, franchises and privileges and (b) become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

5.8.       Notice of Qualified Financing. At least five (5) Business Days prior to any proposed or intended Qualified Financing (as defined in the Notes), the Company shall deliver to each Buyer a written notice of its proposal or intention to effect a Qualified Financing (the “Offer Notice”). The Offer Notice shall (i) identify and describe the securities being offered in the Qualified Financing, (ii) describe the price and other terms upon which such securities are to be issued, sold or exchanged, and the number or amount of the securities to be issued, sold or exchanged, and (iii) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer Notice such number of securities as is equal to the quotient of (x) the Conversion Balance (as defined in the Notes) of such Buyer’s Note divided by (y) the purchase price of such securities offered pursuant to such Qualified Financing.

5.9.       Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., California time, on the second (2nd) Business Day after the date of this Agreement, (x) issue a press release (the ” Press Release” ) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents and (y) file a Current Report on Form 8-K (the “8-K Filing”) describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the form of the Security Agreement, the Collateral Agency Agreement, the form of the Notes and the form of the Warrants). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company from and after the issuance of the Press Release without the express prior written consent of such Buyer. Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by Applicable Law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer, the Company shall not disclose the name of such Buyer in any filing (other than the 8-K Filing or as otherwise required by Applicable Law), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer has had, and no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company.

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5.10.        Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

5.11.       Reservation of Shares. From and after the date hereof until the date on which the Qualified Financing is consummated (but only so long as any of the Notes or Warrants remain outstanding), the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 5,866,667 shares of Common Stock for issuance upon conversion of the Notes and exercise of the Warrants. From and after the date on which the Qualified Financing is consummated (but only so long as any of the Warrants remain outstanding), the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 110% of the maximum number of shares of Common Stock issuable upon exercise of all the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein).

5.12.       Piggyback Registration Rights

(a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5.12(b) and 5.12(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within ten (10) days after the Company’s notice has been given to each such holder, provided however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 5.12 that are (i) eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) or (ii) that are the subject of a then-effective Registration Statement. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

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(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree; provided, that in any event the holders of Registrable Securities shall be entitled to register at least 25% of the securities to be included in any such registration.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If and whenever the holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

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(i)       within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(ii) notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(iii) furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)       use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.12(d)(iv);

(v)       notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

(vi)       advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(vii)       permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

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(viii) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(e) All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

6.	REGISTER; LEGEND.

6.1.       Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at reasonable times during business hours for inspection of any Buyer or its legal representatives.

6.2.       Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.2, and stop transfer instructions to give effect to Section 3.5 hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 3.5, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 6.4 below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.2, that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required..

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6.3.       Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

6.4. Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 6.3 above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to subsections (i), (ii), (iii) or (v) above, the Company shall no later than four (4) Business Days, or, in the case of subsection (iv) above no later than two (2) Business Days following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 6.4, as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

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7.       CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligations of the Company to consummate the transactions contemplated hereby, including the obligation to issue and sell the Note and Warrant to each Buyer at the Closing, is subject to the following conditions precedent, each of which shall be satisfied or waived in the sole and absolute discretion of the Company on or prior to the Closing Date:

7.1.       Execution of Documents. Such Buyer shall have duly executed this Agreement and each of the other Transaction Documents to which it is a party and delivered the same to the Company.

7.2.       Payment for Securities. Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Note and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

7.3.       Representations and Warranties. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.4.       Purchase Permitted by Applicable Law. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents shall not be prohibited by or violate any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling.

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8.       CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase its Note and its related Warrants at the Closing is subject to the following conditions precedent, each of which shall be satisfied or waived in the sole and absolute discretion of the Buyer on or prior to the Closing Date:

8.1.       Closing Documents. The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Note (in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers) and the related Warrants (for such aggregate number of Warrant Shares as is set forth across from such Buyer’s name in column (4) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement.

8.2.       Collateral Documents. The Company shall have duly executed and delivered to such Buyer the Security Agreement and the Collateral Agency Agreement, duly executed by the Company, together with all exhibits and schedules thereto.

8.3.       Opinion of Counsel. Such Buyer shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in a form reasonably acceptable to such Buyer.

8.4.       Good Standing. The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within thirty (30) days of the Closing Date.

8.5.       Foreign Qualification. The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within thirty (30) days of the Closing Date.

8.6.       Certificate of Incorporation. The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the Company’s jurisdiction of incorporation within thirty (30) days of the Closing Date.

8.7.       Secretary’s Certificate. The Company shall have delivered to such Buyer a certificate, in a form reasonably acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 4.2 as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

8.8.       Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time and the Company shall have performed, satisfied and complied in all material respects with each of the covenants and obligations of the Company in this Agreement to be performed or satisfied by it on or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer. No Default or Event of Default shall have occurred and be continuing or will occur as a result of the execution and delivery of this Agreement or any other Transaction Document or the consummation of the other transactions contemplated hereby or thereby.

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8.9.       Third Party Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

8.10.       No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

8.11.       UCC Search. Within ten (10) days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer, true copies of UCC search results, listing all effective financing statements which name as debtor the Company filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Collateral Documents) and the results of searches for any tax lien and judgment lien filed against the Company or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens currently in effect. The Company shall provide an update to such UCC search no more than two (2) days prior to Closing.

8.12.       Disclosure Letter. The Company shall have delivered to such Buyer a letter dated as of the Closing Date, in the form acceptable to such Buyer, executed by the Company (the “Disclosure Letter”).

9.	DEFAULTS AND REMEDIES.

9.1.       Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an “Event of Default”):

9.1.1.       The Company shall fail to pay, within five (5) Business Days of the due date (whether at stated maturity or upon acceleration, demand, required prepayment or otherwise), any principal amount of the Note; or

9.1.2.       The Company shall breach or fail to pay interest or any other amount (including fees, costs, expenses or other amounts) under this Agreement or any other Transaction Document (other than any Note as provided in Section 9.1.1) within five (5) Business Days after the due date thereof; or

9.1.3.        The suspension from trading or the failure (or threatened failure) of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period; or

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9.1.4.       The Company shall breach or fail to perform, comply with or observe, or be in default under, any covenant or obligation required to be performed by it (other than as provided in Sections 9.1.1 and 9.1.2) under any Transaction Document and, if such breach or failure may be cured, such breach or failure shall not have been cured within ten (10) Business Days after the receipt of written notice that such breach or failure shall have occurred; or

9.1.5.       Any representation or warranty made by the Company in this Agreement or by the Company in any other Transaction Document shall be false or misleading in any material respect when made (or deemed made); or

9.1.6.       (i) the Company either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $600,000 due to any third party (other than payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $600,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a Material Adverse Effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company; or

9.1.7.       There shall be commenced against the Company an involuntary case seeking the liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) the Company consents to such involuntary case or proceeding or fails to diligently contest it in good faith; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed or unstayed for a period of sixty (60) calendar days; or (iv) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed; or

9.1.8.       The Company shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally; or the board of directors of the Company (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

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9.1.9.       The Company shall suffer any money judgment, writ, warrant of attachment or other order that involves an amount or value, individually or in the aggregate, in excess of $200,000 to the extent not covered by insurance, and such judgment, writ, warrant or other order shall continue unsatisfied and unstayed for a period of ninety (90) calendar days, or any non-monetary judgment, writ, warrant or other order shall be rendered against the Company and continues unsatisfied and unstayed for a period of ninety (90) calendar days; or

9.1.10.        The Collateral Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement) and such breach remains uncured for a period of five (5) Business Days; or

9.1.11.       There shall occur and continue for more than five (5) Business Days any event, matter, condition or circumstance which constitutes a Material Adverse Change; or

9.1.12.       There shall occur a Change in Control.

9.2.       Acceleration. If any Event of Default (other than an Event of Default specified in clause 9.1.7 or 9.1.8 of Section 9.1) occurs and is continuing, the Required Buyers may, without notice, declare all outstanding principal of, accrued and unpaid interest on, and all other amounts under, the Note, and all other Obligations, to become immediately due and payable. Upon any such declaration of acceleration, such principal, interest, and other Obligations, shall become immediately due and payable. If an Event of Default specified in clause 9.1.7 or 9.1.8 of Section 9.1 occurs, all outstanding principal of, and accrued and unpaid interest on, and all other amounts under, the Note, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Required Buyers. The Company hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Laws or otherwise.

9.3.       Other Remedies. If any Default or Event of Default shall occur and be continuing, the Buyer may proceed to protect and enforce its rights and remedies under this Agreement and any other Transaction Document by exercising all rights and remedies available under this Agreement, any other Transaction Document or Applicable Laws (including the UCC), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Agreement or any Transaction Document. No remedy conferred in this Agreement upon any Buyer is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

9.4.       Waiver of Past Defaults. A Buyer may, by providing a writing to the Company, waive any Default or Event of Default and its consequences with respect to this Agreement, the Note or any other Transaction Document in each case with respect to such Buyer; provided however, that no such waiver will extend to any other Buyer or to any subsequent or other Default or Event of Default or impair any rights of such Buyer or other Buyers which may arise as a result of such other Default or Event of Default.

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10.        TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within ten (10) days after the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party by providing written notice of such termination to the Company and all other Buyers; provided, however, (i) the right to terminate this Agreement under this Section 10 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement (including, without limitation, a failure by such Buyer to perform any obligation under this Agreement) and (ii) the abandonment of the sale and purchase of the Notes and the Warrants shall be applicable only to such Buyer providing such written notice. Nothing contained in this Section 10 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

11.       MISCELLANEOUS.

11.1.       Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.2.       Consent to Jurisdiction and Venue. ANY SUIT, LEGAL ACTION OR SIMILAR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES OR IN THE COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES. BUYER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

11.3.       Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

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11.4.       Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement shall become effective upon the execution of a counterpart thereof by each of the parties.

11.5.       Attorneys Fees. In any action, suit or other proceeding to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and expenses incurred in connection therewith.

11.6.       Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

11.7.       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

11.8.       Maximum Lawful Rate. In no event shall any payment made to any Buyer, any obligation on the part of the Company to pay any amount, or any collection by any Buyer pursuant to this Agreement or any other Transaction Documents, exceed the maximum amount or rate permissible under Applicable Law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is determined to be contrary to any such Applicable Law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Company, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Buyers under the Transaction Documents.

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11.9.       Entire Agreement. This Agreement, the Securities, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire understanding and agreement between the Buyers and the Company with respect to the subject matter hereof and thereof and supersede all other prior oral or written agreements, understandings, negotiations, discussions and undertakings between the Buyers and the Company relating to the subject matter hereof or thereof.

11.10.       Publicity. Each party will consult with the other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as either party may determine is required under Applicable Laws.

11.11.       Consent to Amendments. No provision of this Agreement, the Notes, or the other Transaction Documents may be amended, supplemented, or otherwise modified other than by an instrument in writing signed by the Company and the Required Buyers, and any amendment to any provision of this Agreement, the Notes, or other Transaction Document made in conformity with the provisions of this Section 10.11 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.

11.12.       Waiver. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 10.12 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only). The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

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11.13.       Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 4:00 p.m. California time on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day which is not a Business Day or later than 4:00 p.m. California time on a Business Day; (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given, in each case properly addressed to the party to receive the same and, provided confirmation of transmission, deposit, or delivery, as the case may be, is mechanically or electronically generated and kept on file by the sending party. The addresses, and facsimile numbers for such communications shall be:

If to the Company:

Aura Systems, Inc.
1310 E. Grand Avenue
El Segundo, CA 90245
Attention: Chief Executive Officer
Telephone: (310) 643-5300
Facsimile: (310) 643-7457

With a copy (for informational purposes only) to:

The Law Offices of Tamara M. Kurtzman, P.C.
8383 Wilshire Boulevard, Suite 919
Beverly Hills, CA 90211
Attention: Tamara M. Kurtzman, Esq.

                    Kerrigan B. Hennings, Esq.

Telephone: (323) 782-6999
Facsimile: (323) 782-8587

If to a Buyer:

to its address, facsimile number or e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

or at such other address or addresses or facsimile number and/or to the attention of such other Person as the recipient party may specify by written notice given in accordance with this Section 10.13.

11.14.       Successors and Assigns. The Company shall not sell, assign, transfer or delegate any of its rights or obligations hereunder or under any other Transaction Document, or any interest herein or therein, by operation of law or otherwise, without the prior written consent of the Required Buyers. This Agreement shall otherwise inure to the benefit of, and be binding upon, the parties and its respective successors and assigns.

11.15.       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Indemnitees and Buyer Indemnitees referred to in Section 10.18 below.

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11.16.       Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

11.17.       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.18.       Indemnification. (a) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the ” Indemnitees “) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) or which otherwise involves such Indemnitee that arises out of or results from (x) the execution, delivery, performance or enforcement of any of the Transaction Documents, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, provided however, that the Company shall have no liability to any Indemnitee for any Indemnified Liability that arises out of or is based on any action of or failure to act by such Indemnitee and that is finally determined by a court of competent jurisdiction to have resulted from the fraud, gross negligence, or willful misconduct of such Indemnitee.

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(b) Promptly after receipt by any Indemnitee of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 11.18, such Indemnitee shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnitee so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the Company and the Indemnitee shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnitee, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnitee from all liability arising out of such proceeding.

11.19.       Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be deemed to be jointly drafted by the Company and each of the Buyers and shall not be construed against any Person as the drafter hereof.

11.20.       Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

11.21.       USA Patriot Act. Each Buyer hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it may be required to obtain, verify and record information that identifies the Company in accordance with said Act.

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11.22.       Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars.

11.23.       Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

AURA SYSTEMS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

[NAME]

By:
Its:

By:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)

Buyer	Address, E-mail and/or Facsimile Number	Original Principal Amount of Note	Warrant Shares	Purchase Price	Legal Representative’s Address and Facsimile Number